Exhibit 99.1

Theriva™ Biologics Presents Survival Outcomes Data from Phase 1 Study Evaluating VCN-01 in Combination with Durvalumab in Patients with Recurrent/Metastatic Squamous Cell Carcinoma of the Head and Neck at ESMO Congress 2023

-Results show enhanced patient survival, correlating with VCN-01 mediated increases in the CPS score, a key determinant of outcomes with anti-PD-(L)1 checkpoint inhibitor therapies-

-Key Opinion Leader (KOL) webinar featuring expert oncologist Ricard Mesia M.D., Ph.D., to be held today, Monday, October 23, 2023 at 8:00 a.m. ET-

Rockville, MD, October 23, 2023 – Theriva™ Biologics (NYSE American: TOVX), (“Theriva” or the “Company”), a clinical-stage company developing therapeutics designed to treat cancer and related diseases in areas of high unmet need, today announced new clinical data from the Phase 1 investigator-sponsored study with the Institut Catala d’Oncologia (ICO) evaluating VCN-01 in combination with durvalumab for patients with recurrent/metastatic squamous cell carcinoma of the head and neck (R/M HNSCC). These data were presented at the European Society for Medical Oncology (ESMO) Congress, held both virtually and in Madrid, Spain from October 20-24, 2023.

“Results presented at ESMO further validate VCN-01’s unique mechanism of action for devastating cancers with high unmet need,” said Steven A. Shallcross, Chief Executive Officer of Theriva Biologics. “We are encouraged by the data generated to date, highlighted by the enhanced patient survival, correlating with VCN-01 mediated increases in the CPS score, a key determinant of outcomes with anti-PD-(L)1 checkpoint inhibitor therapies. These results build on the previously reported acceptable safety profile seen with sequential dosing of VCN-01 and durvalumab. Taken together, we believe VCN-01 based combinations may address the need for improved treatments with the potential to overcome previous resistance to anti-PD-(L)1 therapies in patients with R/M HNSCC.”

The poster (#937P) titled “Survival Outcomes in Phase I Trial Combining VCN-01 and Durvalumab (MEDI4736) in Subjects with Recurrent/Metastatic Head and Neck Squamous Cell Carcinoma Refractory to Previous Immunotherapy Treatment,” was presented by Maria Jové (Hospitalet de Llobregat, Spain).

Presentation Highlights:

Key Takeaway: VCN-01 combined with durvalumab showed encouraging overall survival (OS) in patients who previously progressed on anti-PD(L)-1 therapy.

•	Survival: VCN-01 induced upregulation of PD-L1, which correlated with enhanced patient survival.
•	In the concomitant (CS) cohort at the 3.3×10[12] viral particles (vp) dose, overall survival (OS) was 10.4 months and progression free survival (PFS) was 1.7 months.
•	In the sequential (SS) cohort at the 3.3×10[12]vp dose OS was 15.5 months and PFS was 3.7, whereas in the SS cohort at the 1×10[13] vp dose OS was 17.3 months and PFS was 2.1 months.
•	VCN-01 induces changes in the immune status of tumors
•	VCN-01 combined with durvalumab increased CD8 T cells, a marker of tumor inflammation and the expression of PD(L)-1 in tumors. An increase of PD(L)-1 CPS (8/11 at day 8; 8/10 at day 28) and CD8 T cells (7/11 at day 8; 5/10 at day 28) from baseline were found in tumor biopsies.

•	VCN-01 alone increased the CPS score of tumor biopsies at day 8 after administration by 62.5% in the sequential arm.
•	VCN-01 induced PD(L)-1 upregulation with enhanced patient survival. A statistical correlation was observed between CPS on day 8 and patient OS (p=0.005).
•	Pharmacodynamics and shedding of VCN-01
•	PH20 expression from VCN-01 peaked on day 3-8 and remained elevated in some patients up to day 42. Quantification of VCN-01 genomes in stool demonstrated viral shedding that peaked at day 8.

KOL Webinar on Monday, October 23, 2023 at 8:00 a.m. ET (2:00 p.m. CEST)

The webinar will feature KOL, Ricard Mesia, M.D., Ph.D., head of Medical Oncology Department at Catalan Institut of Oncology in Barcelona. Dr. Mesia will discuss the unmet medical need in the head and neck cancer treatment landscape, the current limitations, and the need for new approaches, along with the key takeaways from Theriva’s ESMO poster presentation. A live Q&A session will follow the formal discussion. To register for the event, please click here. An archived webcast will also be accessible in the “Events” section of the company’s website at www.therivabio.com.

About VCN-01

VCN-01 is a systemically administered oncolytic adenovirus designed to selectively and aggressively replicate within tumor cells and degrade the tumor stroma that serves as a significant physical and immunosuppressive barrier to cancer treatment. This unique mode-of-action enables VCN-01 to exert multiple antitumor effects by (i) selectively infecting and lysing tumor cells; (ii) enhancing the access and perfusion of co-administered chemotherapy products; and (iii) increasing tumor immunogenicity and exposing the tumor to the patient’s immune system and co-administered immunotherapy products. Systemic administration enables VCN-01 to exert its actions on both the primary tumor and metastases. VCN-01 has been administered to over 80 patients in Phase 1 and investigator-sponsored clinical trials of different cancers, including PDAC (in combination with chemotherapy), head and neck squamous cell carcinoma (with an immune checkpoint inhibitor), ovarian cancer (with CAR-T cell therapy), colorectal cancer, and retinoblastoma (by intravitreal injection).

About Theriva™ Biologics, Inc.

Theriva™ Biologics (NYSE American: TOVX), is a diversified clinical-stage company developing therapeutics designed to treat cancer and related diseases in areas of high unmet need. The Company’s wholly-owned Spanish subsidiary Theriva Biologics, S.L., has been developing a new oncolytic adenovirus platform designed for intravenous (IV), intravitreal and antitumoral delivery to trigger tumor cell death, improve access of co-administered cancer therapies to the tumor, and promote a robust and sustained anti-tumor response by the patient’s immune system. In addition to VCN-01, the Company’s clinical-stage candidates include: (1) SYN-004 (ribaxamase) which is designed to degrade certain commonly used IV beta-lactam antibiotics within the gastrointestinal (GI) tract to prevent microbiome damage, thereby limiting overgrowth of pathogenic organisms such as VRE (vancomycin resistant Enterococci) and reducing the incidence and severity of acute graft-versus-host-disease (aGVHD) in allogeneic hematopoietic cell transplant (HCT) recipients); and (2) SYN-020, a recombinant oral formulation of the enzyme intestinal alkaline phosphatase (IAP) produced under cGMP conditions and intended to treat both local GI and systemic diseases. For more information, please visit Theriva Biologics’ website at www.therivabio.com.

Forward-Looking Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, and include statements regarding VCN-01 based combinations addressing the need for improved treatments with the potential to overcome previous resistance to anti-PD-(L)1 therapies in patients with R/M HNSCC. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to complete enrollment in its trials when anticipated, the Company’s ability to address the unmet medical needs for treatment of cancer and related diseases, the Company’s ability to take advantage of the potential benefits of orphan drug designation, the Company’s ability to reach clinical milestones when anticipated, the Company’s ability to successfully operate the combined US and Spanish business entities , the Company’s product candidates demonstrating safety and effectiveness, as well as results that are consistent with prior results; the ability to complete clinical trials on time and achieve the desired results and benefits, continuing clinical trial enrollment as expected; the ability to obtain regulatory approval for commercialization of product candidates or to comply with ongoing regulatory requirements, regulatory limitations relating to the Company’s ability to promote or commercialize their product candidates for the specific indications, acceptance of product candidates in the marketplace and the successful development, marketing or sale of the Company’s products, developments by competitors that render such products obsolete or non-competitive, the Company’s ability to maintain license agreements, the continued maintenance and growth of the Company’s patent estate, the ability to continue to remain well financed and other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its other filings with the SEC, including subsequent periodic reports on Forms 10-Q and current reports on Form 8-K. The information in this release is provided only as of the date of this release, and Theriva Biologics undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, please contact:

Investor Relations:

Chris Calabrese

LifeSci Advisors, LLC

ccalabrese@lifesciadvisors.com

917-680-5608